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                                                                  Exhibit 3.17


[LOGO] Industry Canada          Industrie Canada


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
CERTIFICATE                                      CERTIFICAT
OF INCORPORATION                                 DE CONSTITUTION

CANADA BUSINESS                                  LOI CANADIENNE SUR
CORPORATIONS ACT                                 LES SOCIETES PAR ACTIONS

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
3661458 CANADA INC.                                      366145-8


----------------------------------------------   ---------------------------------------
Name of corporation-Denomination de la societe   Corporation number-numero de la societe


I hereby certify that the above-named            Je certifie que la societe susmentionnnee, dont
corporation, the articles of incorporation of    les statuts constitutifs sont joints, a ete
which are attached, was incorporated under       constituee en societe en vertu de la
the CANADA BUSINESS CORPORATIONS ACT.            LOI CANADIENNE SUR LES SOCIETES PAR ACTIONS.


/s/ [Illegible]                                  September 15, 1999 / le 15 septembre 1999

Director - Directeur                             Date of Incorporation - Date de constitution

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

INDUSTRY CANADA         INDUSTRIE CANADA                         FORM 1                      FORMULE 1
CANADA BUSINESS         LOI CANADIENNE SUR LES        ARTICLES OF INCORPORATION        STATS CONSTITUTIFS
CORPORATIONS ACT        SOCIETEES PAR ACTIONS                 (SECTION 6)                   (ARTICLE 6)
---------------------------------------------------------------------------------------------------------
[Illegible]                                                    [Illegible]

    3661458      CANADA INC.
---------------------------------------------------------------------------------------------------------
[Illegible]                                                    [Illegible]

     City of Toronto, Province of Ontario
---------------------------------------------------------------------------------------------------------
[Illegible]                                                    [Illegible]

     The Corporation is authorized to issue an unlimited number of Common Shares.
---------------------------------------------------------------------------------------------------------
[Illegible]                                                    [Illegible]

     No shares of the Corporation shall be transferred without the consent of the directors of the
     Corporation expressed resolution passed by the board of directors or by an instrument or instruments in writing signed by all of the directors then in office.
---------------------------------------------------------------------------------------------------------
[Illegible]                                                    [Illegible]

     Minimum 1, Maximum 20
---------------------------------------------------------------------------------------------------------
[Illegible]                                                    [Illegible]

     There are no restrictions on business the Corporation may carry on or on powers the Corporation may exercise.

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                                       -2-
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
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[Illegible]                                                    [Illegible]
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         shall be a condition of the articles that:

     (a) The directors of the Corporation may, without authorization of the shareholders, from time to time, in such amount and on such terms as they deem expedient:

         (i)   borrow money upon the credit of the Corporation;

         (ii) issue, re-issue, sell or pledge debt obligations of the Corporation;

         (iii) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

         (iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.

         The directors may, from time to time, by resolution or by-law, delegate all or any of the powers referred to above to such an extent, and in such manner, to such one or more directors, officers or a committee of directors, as the directors shall determine at the time of each such delegation.

         Nothing in this subparagraph (a) shall limit or restrict the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

     (b) The number of shareholders is limited to 50 persons, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in its employment, were, while in that employment, and have, after the termination of that employment, continued to be Shareholders of the Corporation, two or more persons who are the registered joint owners of one of more shares being counted as one shareholder.

     (c) Any invitation to the public to subscribe for any shares or other securities of the Corporation is prohibited.

     (d) Except in the case of any class or series of shares of the Corporation listed on a stock exchange, the Corporation shall have a lien on the shares registered in the name of a shareholder or his legal representative for a debt of the shareholder to the Corporation.

     (e) The holders of any fractional shares issued by the Corporation shall be entitled to exercise voting rights and to receive dividends in respect of each such fractional share.

     (f) The directors of the Corporation may increase the size of the board of directors by appointing one or more director who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

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                                       -3-

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
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Incorporators - Fondateurs
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Name(s) - Nom(s)                     Address (including postal code)          Signature
                                    Adresse (enclure la code postale)
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David Matlow                        810 Briar Hill Avenue                   /s/ David Matlow
                                    Toronto, Ontario M5N 1N2
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FOR DEPARTMENTAL USE ONLY-ALL L'USAGE DU MINISTERE SEULEMENT   [Illegible]
Corporation No.-No. de la societe
                   366145-8                                                  SEP 16 1999
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